Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2013 FOURTH QUARTER EARNINGS
Diluted Earnings per Share of $0.45 for the Quarter including a $0.05 Negative Impact from the Volcker Rule

WATERBURY, Conn., January 17, 2014 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $41.1 million, or $0.45 per diluted share, for the quarter ended December 31, 2013 compared to $47.9 million, or $0.52 per diluted share, for the quarter ended December 31, 2012.

Highlights for the quarter or at December 31 include:

•	Earnings per diluted share, excluding one-time items, would be $0.52 compared to $0.50 in the prior quarter and $0.53 a year ago.

•	Combined growth in commercial and commercial real estate loans of $695.6 million, or 11.4 percent, from a year ago. Overall loan growth of $671.1 million, or 5.6 percent, from a year ago.

•	Deposit growth of $323.6 million, or 2.2 percent, from a year ago.

•	The efficiency ratio of 59.30 percent improved by 38 basis points from a year ago. Positive operating leverage of 1.6 percent from the linked quarter and 0.9 percent year-over-year.

•	Record core revenue of $205.4 million including record net interest income of $153.9 million.

•
Continued improvement in asset quality as evidenced by a reduction of 37.6 percent in commercial classified loans and a 28.8 percent reduction in past due loans from a year ago. Nonperforming assets decreased 13.4 percent from a year ago.

•
$7.3 million pre-tax impact from other-than-temporary impairment (“OTTI”) charge on certain investment securities (CDO’s and CLO’s) which was required due to the recently released interagency guidance on permissible investments under the Volcker Rule in the Dodd-Frank Act. The after-tax effect was $4.7 million or $0.05 per diluted share in the quarter.

•
Excluding the OTTI charge, return on average assets and return on average tangible common equity were 0.94 percent and 12.38 percent, respectively, in the quarter compared to 0.98 percent and 13.66 percent, respectively, in the year ago quarter.

“Webster posted a solid quarter with record core pre-provision net revenue of $80 million. Total core revenue exceeded $200 million for the first time in our history,” said James C. Smith, chairman and chief executive officer. “Commercial Banking once again led the way in the quarter with continued double-digit loan growth, and wealth management achieved record revenue.”

Net interest income (compared to prior year)

•	Net interest income was $153.9 million compared to $146.3 million.

•	Net interest margin was 3.27 percent for both periods. The yield on interest-earning assets and the cost of funds both declined by 12 basis points.

•	Average interest-earning assets totaled $19.1 billion and grew by $811 million, or 4.4 percent.

•	Average loans grew by $755.5 million, or 6.4 percent.

Provision for loan losses

•	The Company recorded a provision for loan losses of $9.0 million as total loans grew, compared to $8.5 million in the prior quarter and $7.5 million a year earlier.

•
Net charge-offs were $14.0 million compared to $14.4 million in the third quarter and $16.5 million in the year ago period. The ratio of net charge-offs to average loans on an annualized basis was 0.45 percent compared to 0.47 percent in the third quarter and 0.56 percent a year ago.

•
The allowance for loan losses represented 1.20 percent of total loans at year end compared to 1.26 percent at September 30 and 1.47 percent at year end 2012. The allowance for loan losses represented 93.65 percent of nonperforming loans at year end compared to 88.7 percent at September 30 and 90.9 percent at year end 2012.

Noninterest income (compared to prior year)

•
Total noninterest income was $44.3 million compared to $52.9 million, a decrease of $8.7 million; of this decrease, $7.3 million was related to the OTTI charge for certain investment securities related to the Volcker Rule of the Dodd-Frank Act.

•
Excluding the OTTI charge and securities gains, a $1.4 million year-over-year decrease in core noninterest income reflects a decrease of $5.7 million in mortgage banking activities, which was offset by increases of $2.1 million in wealth and investment services, $1.6 million in other income which included $1.1 million in client swap fees, $0.4 million in loan related fees, and $0.4 million in deposit service fees.

Noninterest expense (compared to prior year)

•
Total noninterest expense of $126.6 million compared to $122.9 million, an increase of $3.7 million. Included in noninterest expense in the fourth quarter of 2013 are $1.6 million of net one-time costs that amounted to $0.01 per diluted share on an after-tax basis. These costs consisted primarily of a write-down on assets held for disposition as part of our banking office optimization and severance expenses. There were $0.8 million of net one-time costs in the year ago quarter.

•
Total noninterest expense excluding one-time costs increased $3.0 million. This reflects increases of $2.4 million in compensation and benefits primarily related to group medical and share-price increase expenses; $1.6 million in other expenses; $1.1 million in professional and outside services; and $0.3 million in foreclosed and repossessed asset expenses, net of gains. These increases were partially offset by decreases of $1.0 million in loan workout expenses, $0.9 million in technology and equipment expenses, $0.5 million in deposit insurance, and $0.1 million in occupancy expenses.

•	Foreclosed and repossessed asset expenses were $0.4 million compared to $0.3 million, while net gains on foreclosed and repossessed assets were $0.2 million compared to $0.4 million.

Glenn MacInnes, chief financial officer, said, “The fourth quarter results reflect our ongoing commitment to operating efficiency, pricing discipline on both loans and deposits, prudent management of interest rate and credit risk, and continued attention to asset quality.”

Income taxes

•
The Company recorded $18.8 million of income tax expense in the fourth quarter. The effective tax rate was 30.0 percent compared to 29.5 percent a year ago and reflects a $0.3 million net tax benefit specific to the quarter compared to $0.7 million a year ago.

Investment securities

•
Total investment securities were $6.5 billion at year end and $6.2 billion a year ago. The carrying value of the available for sale portfolio included $4.0 million in net unrealized losses compared to net unrealized gains of $67.0 million a year ago, while the carrying value of the held to maturity portfolio does not reflect $12.2 million in net unrealized gains compared to net unrealized gains of $157.2 million a year ago.

Loans

•
Total loans were $12.7 billion at year end compared to $12.5 billion at September 30 and $12.0 billion at year end 2012. In the quarter, commercial, commercial real estate, residential mortgage, and consumer increased by $132.1 million, $74.5 million, $10.8 million, and $4.4 million, respectively.

•
Compared to a year ago, commercial, commercial real estate, and residential mortgage loans increased by $420.3 million, $275.3 million, and $69.7 million, respectively. Consumer loans decreased by $94.2 million.

•
Loan originations for portfolio in the quarter were $1,094 million compared to $1,144 million in the prior quarter and $1,279 million a year ago. In addition, $95 million of residential loans were originated for sale in the quarter compared to $157 million in the third quarter and $222 million a year ago.

Asset quality

•
Past due loans were $52.9 million at year end compared to $48.3 million at September 30 and $74.3 million a year ago. Compared to September 30, past due commercial non-mortgage, commercial real estate, and consumer loans increased $1.1 million, $4.4 million, and $2.0 million, respectively. Past due residential mortgages decreased $2.5 million, and loans past due 90 days and still accruing decreased $0.3 million. Compared to a year ago, all loan categories contributed to the decline except commercial non-mortgage and loans past due 90 days or more and still accruing, which increased $1.3 million and $3.3 million, respectively.

•
Past due loans represented 0.42 percent of total loans at year end, 0.39 percent at September 30, and 0.62 percent a year ago. Past due loans for the continuing portfolios were $51.1 million at year end compared to $45.6 million at September 30 and $70.7 million a year ago. Past due loans for the liquidating portfolio were $1.8 million at December 31 compared to $2.7 million at September 30 and $3.6 million a year ago.

•
Total nonperforming loans decreased to $162.9 million, or 1.28 percent of total loans, at year end compared to $177.6 million, or 1.42 percent, at September 30, and $194.8 million, or 1.62 percent, at year end 2012. Included in nonperforming loans at year end were $43.7 million of residential and consumer loans classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012. This compares to $43.5 million of such loans at September 30 and $39.5 million a year ago. Total paying nonperforming loans at December 31 were $48.8 million compared to $55.8 million at September 30 and $46.5 million a year ago.

Deposits and borrowings

•
Total deposits were $14.9 billion at year end compared to $15.0 billion at September 30 and $14.5 billion at year end 2012. Compared to September 30, increases of $159.4 million in demand, $93.5 million in interest bearing checking, $36.6 million in savings, and $14.6 million in brokered certificates of deposit were offset by declines of $404.1 million in money market deposits due to a seasonal decline in government deposits, and $45.0 million in certificates of deposit. Compared to a year ago, increases of $387.8 million in interest-bearing checking, $247.0 million in demand deposits, $44.2 million in savings, and $21.8 million in brokered certificates of deposit were offset by a decline of $339.8 million in certificates of deposit and $37.5 million in money market deposits.

•
Core to total deposits were 85.0 percent compared to the same level at September 30 and 82.5 percent a year ago. Loans to deposits were 85.5 percent compared to 83.2 percent at September 30 and 82.8 percent a year ago.

•	Total borrowings were $3.6 billion at year end compared to $3.2 billion at both September 30 and a year ago.

Capital (compared to prior year)

•
The tangible equity and tangible common equity ratios were 8.24 percent and 7.49 percent, respectively, at year end compared to 7.92 percent and 7.15 percent, respectively, a year ago. The Tier 1 common equity to risk-weighted assets ratio was 11.43 percent at year end compared to 10.78 percent a year ago.

•	Book value and tangible book value per common share were $22.77 and $16.85, respectively, at year end compared to $22.75 and $16.42, respectively, a year ago.

•
Excluding the OTTI charge, return on average tangible common shareholders’ equity and return on average common shareholders’ equity were 12.38 percent and 8.98 percent, respectively, in the fourth quarter compared to 13.66 percent and 9.74 percent, respectively, a year ago.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $21 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 169 banking centers, 309 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s 2013 fourth quarter earnings announcement will be held today, Friday, January 17, 2014 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Income and performance ratios (annualized):
Net income attributable to Webster Financial Corp.	$43,754	$47,305	$46,373	$42,117	$48,526
Net income available to common shareholders	41,115	44,666	43,734	39,231	47,911
Net income per diluted common share	0.45	0.49	0.48	0.44	0.52
Return on average assets	0.85%	0.93%	0.92%	0.84%	0.98%
Return on average tangible common shareholders' equity	11.14	12.43	12.26	11.28	13.66
Return on average common shareholders’ equity	8.06	8.93	8.78	8.01	9.74
Noninterest income as a percentage of total revenue	22.34	23.57	26.22	24.88	26.57
Efficiency ratio	59.30	60.07	59.98	62.16	59.68

Asset quality:
Allowance for loan losses	$152,573	$157,545	$163,442	$167,840	$177,129
Nonperforming assets	171,607	185,566	190,539	203,355	198,181
Allowance for loan losses / total loans	1.20%	1.26%	1.33%	1.40%	1.47%
Net charge-offs / average loans (annualized)	0.45	0.47	0.43	0.56	0.56
Nonperforming loans / total loans	1.28	1.42	1.52	1.66	1.62
Nonperforming assets / total loans plus OREO	1.35	1.49	1.56	1.69	1.65
Allowance for loan losses / nonperforming loans	93.65	88.73	87.55	84.42	90.93

Other ratios (annualized):
Tangible equity ratio	8.24%	8.13%	8.03%	8.12%	7.92%
Tangible common equity ratio	7.49	7.37	7.27	7.35	7.15
Tier 1 risk-based capital ratio (a)	13.07	13.05	12.93	12.75	12.47
Total risk-based capital (a)	14.21	14.25	14.19	14.01	13.73
Tier 1 common equity / risk-weighted assets (a)	11.43	11.38	11.24	11.06	10.78
Shareholders’ equity / total assets	10.59	10.52	10.47	10.58	10.39
Net interest margin	3.27	3.23	3.23	3.23	3.27

Share and equity related:
Common equity	$2,057,539	$2,016,010	$1,975,826	$1,976,482	$1,941,881
Book value per common share	22.77	22.34	21.88	21.90	22.75
Tangible book value per common share	16.85	16.40	15.93	15.93	16.42
Common stock closing price	31.18	25.53	25.68	24.26	20.55
Dividends declared per common share	0.15	0.15	0.15	0.10	0.10

Common shares issued and outstanding	90,367	90,245	90,289	90,237	85,341
Basic shares (weighted average)	89,887	89,759	89,645	85,501	86,949
Diluted shares (weighted average)	90,602	90,423	90,087	89,662	91,315

(a)	The ratios presented are projected for December 31, 2013 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2013	September 30, 2013	December 31, 2012
Assets:
Cash and due from banks	$223,616	$266,747	$252,283
Interest-bearing deposits	23,674	18,192	98,205
Investment securities:
Available for sale, at fair value	3,106,931	3,193,772	3,136,160
Held to maturity	3,358,721	3,205,999	3,107,529
Total securities	6,465,652	6,399,771	6,243,689
Loans held for sale	20,802	40,193	107,633
Loans:
Commercial	3,743,301	3,611,226	3,323,044
Commercial real estate	3,058,362	2,983,863	2,783,061
Residential mortgages	3,361,425	3,350,577	3,291,724
Consumer	2,536,688	2,532,299	2,630,867
Total loans	12,699,776	12,477,965	12,028,696
Allowance for loan losses	(152,573)	(157,545)	(177,129)
Loans, net	12,547,203	12,320,420	11,851,567
Prepaid FDIC premiums	—	—	16,323
Federal Home Loan Bank and Federal Reserve Bank stock	158,878	158,878	155,630
Premises and equipment, net	121,605	121,250	134,562
Goodwill and other intangible assets, net	535,238	536,431	540,157
Cash surrender value of life insurance policies	430,535	427,113	418,293
Deferred tax asset, net	65,109	72,180	68,681
Accrued interest receivable and other assets	260,687	248,379	259,742
Total Assets	$20,852,999	$20,609,554	$20,146,765

Liabilities and Equity:
Deposits:
Demand	$3,128,152	$2,968,727	$2,881,131
Interest-bearing checking	3,467,601	3,374,120	3,079,767
Money market	2,167,593	2,571,712	2,205,072
Savings	3,863,930	3,827,345	3,819,713
Certificates of deposit	2,079,027	2,124,073	2,418,853
Brokered certificates of deposit	148,117	133,554	126,299
Total deposits	14,854,420	14,999,531	14,530,835
Securities sold under agreements to repurchase and other borrowings	1,331,662	1,372,290	1,076,160
Federal Home Loan Bank advances	2,052,421	1,602,469	1,827,612
Long-term debt	228,365	229,146	334,276
Accrued expenses and other liabilities	176,943	238,459	284,352
Total liabilities	18,643,811	18,441,895	18,053,235

Preferred stock	151,649	151,649	151,649
Common shareholders' equity	2,057,539	2,016,010	1,941,881
Webster Financial Corporation shareholders’ equity	2,209,188	2,167,659	2,093,530
Total Liabilities and Equity	$20,852,999	$20,609,554	$20,146,765

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2013	2012	2013	2012
Interest income:
Interest and fees on loans and leases	$124,540	$122,179	$490,985	$485,666
Interest and dividends on securities	50,864	49,752	194,587	205,411
Loans held for sale	307	615	2,068	2,425
Total interest income	175,711	172,546	687,640	693,502
Interest expense:
Deposits	10,800	13,885	46,582	59,586
Borrowings	11,027	12,389	44,330	55,008
Total interest expense	21,827	26,274	90,912	114,594
Net interest income	153,884	146,272	596,728	578,908
Provision for loan losses	9,000	7,500	33,500	21,500
Net interest income after provision for loan losses	144,884	138,772	563,228	557,408
Noninterest income:
Deposit service fees	25,182	24,823	98,968	96,633
Loan related fees	5,930	5,570	21,860	18,043
Wealth and investment services	9,990	7,859	34,771	29,515
Mortgage banking activities	2,775	8,515	16,359	23,037
Increase in cash surrender value of life insurance policies	3,422	3,496	13,770	11,254
Net gain on investment securities	4	—	712	3,347
Other income	4,238	2,677	11,887	10,929
	51,541	52,940	198,327	192,758
Loss on write-down of investment securities to fair value	(7,277)	—	(7,277)	—
Total noninterest income	44,264	52,940	191,050	192,758
Noninterest expense:
Compensation and benefits	68,155	65,769	264,835	264,101
Occupancy	12,084	12,209	48,794	50,131
Technology and equipment expense	14,583	15,489	60,326	62,210
Marketing	3,225	3,104	15,502	16,827
Professional and outside services	3,601	2,479	9,532	11,348
Intangible assets amortization	1,193	1,242	4,919	5,420
Foreclosed and repossessed asset expenses	400	267	1,338	1,028
Foreclosed and repossessed asset gains	(229)	(383)	(1,295)	(2,126)
Loan workout expenses	1,370	2,338	6,216	8,056
Deposit insurance	5,116	5,642	21,114	22,749
Other expenses	15,547	13,934	61,129	56,172
	125,045	122,090	492,410	495,916
Debt prepayment penalties	—	—	43	4,040
Severance, contract, and other	389	817	4,284	1,680
Branch and facility optimization	1,205	18	1,322	168
Total noninterest expense	126,639	122,925	498,059	501,804
Income before income taxes	62,509	68,787	256,219	248,362
Income tax expense	18,755	20,261	76,670	74,665
Net income attributable to Webster Financial Corp.	43,754	48,526	179,549	173,697
Preferred stock dividends	(2,639)	(615)	(10,803)	(2,460)
Net income available to common shareholders	$41,115	$47,911	$168,746	$171,237

Diluted shares (average)	90,602	91,315	90,261	91,649

Net income per common share available to common shareholders:
Basic	$0.46	$0.55	$1.90	$1.96
Diluted	0.45	0.52	1.86	1.86

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Interest income:
Interest and fees on loans and leases	$124,540	$123,664	$121,720	$121,061	$122,179
Interest and dividends on securities	50,864	47,516	47,822	48,385	49,752
Loans held for sale	307	573	551	637	615
Total interest income	175,711	171,753	170,093	170,083	172,546
Interest expense:
Deposits	10,800	10,908	12,024	12,850	13,885
Borrowings	11,027	10,858	11,008	11,437	12,389
Total interest expense	21,827	21,766	23,032	24,287	26,274
Net interest income	153,884	149,987	147,061	145,796	146,272
Provision for loan losses	9,000	8,500	8,500	7,500	7,500
Net interest income after provision for loan losses	144,884	141,487	138,561	138,296	138,772
Noninterest income:
Deposit service fees	25,182	25,170	24,622	23,994	24,823
Loan related fees	5,930	5,840	5,505	4,585	5,570
Wealth and investment services	9,990	8,095	8,920	7,766	7,859
Mortgage banking activities	2,775	665	5,888	7,031	8,515
Increase in cash surrender value of life insurance policies	3,422	3,516	3,448	3,384	3,496
Net gain on investment securities	4	269	333	106	—
Other income	4,238	2,702	3,535	1,412	2,677
	51,541	46,257	52,251	48,278	52,940
Loss on write-down of investment securities to fair value	(7,277)	—	—	—	—
Total noninterest income	44,264	46,257	52,251	48,278	52,940
Noninterest expense:
Compensation and benefits	68,155	64,862	65,768	66,050	65,769
Occupancy	12,084	11,994	11,837	12,879	12,209
Technology and equipment expense	14,583	14,895	15,495	15,353	15,489
Marketing	3,225	3,649	3,817	4,811	3,104
Professional and outside services	3,601	2,254	1,527	2,150	2,479
Intangible assets amortization	1,193	1,242	1,242	1,242	1,242
Foreclosed and repossessed asset expenses	400	432	331	175	267
Foreclosed and repossessed asset gains	(229)	(532)	(250)	(284)	(383)
Loan workout expenses	1,370	1,296	1,576	1,974	2,338
Deposit insurance	5,116	5,300	5,524	5,174	5,642
Other expenses	15,547	15,407	15,800	14,375	13,934
	125,045	120,799	122,667	123,899	122,090
Debt prepayment penalties	—	—	—	43	—
Severance, contract, and other	389	1,482	919	1,494	817
Branch and facility optimization	1,205	—	18	99	18
Total noninterest expense	126,639	122,281	123,604	125,535	122,925
Income before income taxes	62,509	65,463	67,208	61,039	68,787
Income tax expense	18,755	18,158	20,835	18,922	20,261
Net income attributable to Webster Financial Corp.	43,754	47,305	46,373	42,117	48,526
Preferred stock dividends	(2,639)	(2,639)	(2,639)	(2,886)	(615)
Net income available to common shareholders	$41,115	$44,666	$43,734	$39,231	$47,911

Diluted shares (average)	90,602	90,423	90,087	89,662	91,315

Net income per common share available to common shareholders:
Basic	$0.46	$0.50	$0.49	$0.46	$0.55
Diluted	0.45	0.49	0.48	0.44	0.52

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Three Months Ended December 31,
		2013			2012
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,548,193	$124,540	3.92%	$11,792,691	$122,179	4.10%
Investment securities (a)	6,327,569	53,141	3.37	6,170,119	52,326	3.43
Federal Home Loan and Federal Reserve Bank stock	158,878	862	2.15	143,557	872	2.42
Interest-bearing deposits	15,190	11	0.28	72,539	34	0.18
Loans held for sale	30,645	307	4.01	90,266	615	2.72
Total interest-earning assets	19,080,475	178,861	3.72	18,269,172	176,026	3.84
Noninterest-earning assets	1,495,745			1,511,979
Total assets	$20,576,220			$19,781,151

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,038,618	$—	—%	$2,832,130	$—	—%
Savings, interest checking, and money market	9,618,539	4,668	0.19	9,054,442	4,845	0.21
Certificates of deposit	2,248,483	6,132	1.08	2,594,963	9,040	1.39
Total deposits	14,905,640	10,800	0.29	14,481,535	13,885	0.38

Securities sold under agreements to repurchase and other borrowings	1,320,820	5,278	1.56	1,281,503	5,646	1.72
Federal Home Loan Bank advances	1,734,177	3,930	0.89	1,418,606	4,011	1.11
Long-term debt	228,741	1,819	3.18	334,954	2,732	3.26
Total borrowings	3,283,738	11,027	1.32	3,035,063	12,389	1.61
Total interest-bearing liabilities	18,189,378	21,827	0.47	17,516,598	26,274	0.59
Noninterest-bearing liabilities	194,758			230,923
Total liabilities	18,384,136			17,747,521

Preferred stock	151,649			66,318
Common shareholders' equity	2,040,435			1,967,312
Webster Financial Corp. shareholders' equity	2,192,084			2,033,630
Total liabilities and equity	$20,576,220			$19,781,151
Tax-equivalent net interest income		157,034			149,752
Less: tax-equivalent adjustment		(3,150)			(3,480)
Net interest income		$153,884			$146,272
Net interest margin			3.27%			3.27%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Twelve Months Ended December 31,
		2013			2012
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,235,821	$490,985	4.01%	$11,525,233	$485,666	4.21%
Investment securities (a)	6,268,889	204,287	3.28	6,100,219	216,513	3.58
Federal Home Loan and Federal Reserve Bank stock	158,233	3,437	2.17	143,074	3,508	2.45
Interest-bearing deposits	21,800	84	0.39	77,265	141	0.18
Loans held for sale	63,870	2,068	3.24	73,156	2,425	3.31
Total interest-earning assets	18,748,613	700,861	3.74	17,918,947	708,253	3.96
Noninterest-earning assets	1,513,906			1,427,824
Total assets	$20,262,519			$19,346,771

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,939,324	$—	—%	$2,638,025	$—	—%
Savings, interest checking, and money market	9,511,386	18,376	0.19	8,824,581	21,061	0.24
Certificates of deposit	2,357,321	28,206	1.20	2,703,414	38,525	1.43
Total deposits	14,808,031	46,582	0.31	14,166,020	59,586	0.42

Securities sold under agreements to repurchase and other borrowings	1,228,002	20,800	1.69	1,207,623	21,034	1.74
Federal Home Loan Bank advances	1,652,471	16,229	0.98	1,389,999	16,943	1.22
Long-term debt	233,850	7,301	3.12	418,896	17,031	4.07
Total borrowings	3,114,323	44,330	1.42	3,016,518	55,008	1.82
Total interest-bearing liabilities	17,922,354	90,912	0.51	17,182,538	114,594	0.67
Noninterest-bearing liabilities	190,452			217,653
Total liabilities	18,112,806			17,400,191

Preferred stock	151,649			38,335
Common shareholders' equity	1,998,064			1,908,245
Webster Financial Corp. shareholders' equity	2,149,713			1,946,580
Total liabilities and equity	$20,262,519			$19,346,771
Tax-equivalent net interest income		609,949			593,659
Less: tax-equivalent adjustment		(13,221)			(14,751)
Net interest income		$596,728			$578,908
Net interest margin			3.26%			3.32%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,723,566	$2,573,293	$2,515,288	$2,397,774	$2,399,500
Equipment financing	460,450	425,827	400,658	404,597	419,311
Asset based lending	559,285	612,106	591,981	544,112	504,233
Commercial real estate	3,036,666	2,959,317	2,840,064	2,763,262	2,755,320
Residential development	21,696	24,546	26,750	27,692	27,741
Residential mortgages	3,361,424	3,350,576	3,313,832	3,287,071	3,291,723
Consumer	2,431,786	2,423,829	2,445,792	2,461,595	2,508,992
Total continuing portfolio	12,594,873	12,369,494	12,134,365	11,886,103	11,906,820
Allowance for loan losses	(137,821)	(139,734)	(142,402)	(146,020)	(152,495)
Total continuing portfolio, net	12,457,052	12,229,760	11,991,963	11,740,083	11,754,325
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	104,902	108,470	111,927	115,928	121,875
Total liquidating portfolio	104,903	108,471	111,928	115,929	121,876
Allowance for loan losses	(14,752)	(17,811)	(21,040)	(21,820)	(24,634)
Total liquidating portfolio, net	90,151	90,660	90,888	94,109	97,242
Total Loan Balances (actuals)	12,699,776	12,477,965	12,246,293	12,002,032	12,028,696
Allowance for loan losses	(152,573)	(157,545)	(163,442)	(167,840)	(177,129)
Loans, net	$12,547,203	$12,320,420	$12,082,851	$11,834,192	$11,851,567

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,625,654	$2,517,496	$2,422,156	$2,422,372	$2,238,557
Equipment financing	436,328	413,975	398,084	407,849	405,702
Asset based lending	587,039	599,387	566,623	528,797	516,749
Commercial real estate	2,981,127	2,859,969	2,784,859	2,744,101	2,653,749
Residential development	22,710	25,798	26,724	27,507	29,322
Residential mortgages	3,359,186	3,342,516	3,295,192	3,286,946	3,294,254
Consumer	2,429,354	2,433,705	2,454,041	2,488,154	2,526,656
Total continuing portfolio	12,441,398	12,192,846	11,947,679	11,905,726	11,664,989
Allowance for loan losses	(141,460)	(145,849)	(148,037)	(153,710)	(161,239)
Total continuing portfolio, net	12,299,938	12,046,997	11,799,642	11,752,016	11,503,750
Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	106,794	109,620	113,871	118,861	127,701
Total liquidating portfolio	106,795	109,621	113,872	118,862	127,702
Allowance for loan losses	(14,752)	(17,811)	(21,040)	(21,820)	(24,634)
Total liquidating portfolio, net	92,043	91,810	92,832	97,042	103,068
Total Loan Balances (average)	12,548,193	12,302,467	12,061,551	12,024,588	11,792,691
Allowance for loan losses	(156,212)	(163,660)	(169,077)	(175,530)	(185,873)
Loans, net	$12,391,981	$12,138,807	$11,892,474	$11,849,058	$11,606,818

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$10,933	$17,471	$17,285	$16,328	$17,538
Equipment financing	1,141	1,669	1,852	2,801	3,325
Asset based lending	—	—	—	—	—
Commercial real estate	13,477	15,899	16,591	24,484	15,683
Residential development	4,186	4,316	4,444	4,793	5,043
Residential mortgages	81,370	86,099	94,208	94,711	95,540
Consumer	45,573	45,587	44,717	48,370	49,537
Nonperforming loans - continuing portfolio	156,680	171,041	179,097	191,487	186,666
Liquidating Portfolio:
Consumer	6,245	6,517	7,594	7,323	8,133
Total nonperforming loans	$162,925	$177,558	$186,691	$198,810	$194,799

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$3,618	$3,728	$404	$404	$541
Repossessed equipment	134	193	505	995	182
Residential	4,648	3,601	2,485	2,629	2,369
Consumer	282	486	454	517	290
Total continuing portfolio	8,682	8,008	3,848	4,545	3,382
Liquidating Portfolio:
Total liquidating portfolio	—	—	—	—	—
Total other real estate owned and repossessed assets	$8,682	$8,008	$3,848	$4,545	$3,382
Total nonperforming assets	$171,607	$185,566	$190,539	$203,355	$198,181

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Past due 30-89 days:
Continuing Portfolio:
Commercial non-mortgage	$4,100	$2,982	$10,891	$3,788	$2,769
Equipment financing	362	455	783	1,000	1,926
Asset based lending	—	—	—	—	—
Commercial real estate	4,897	547	1,985	1,328	14,710
Residential development	—	—	737	—	—
Residential mortgages	18,285	20,803	16,056	16,571	25,182
Consumer	18,926	15,966	15,976	14,538	24,860
Past due 30-89 days - continuing portfolio	46,570	40,753	46,428	37,225	69,447
Liquidating Portfolio:
Consumer	1,806	2,726	1,902	2,794	3,588
Total past due 30-89 days	48,376	43,479	48,330	40,019	73,035
Loans past due 90 days or more and accruing	4,501	4,811	1,498	—	1,237
Total past due loans	$52,877	$48,290	$49,828	$40,019	$74,272

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Beginning balance	$157,545	$163,442	$167,840	$177,129	$186,089
Provision	9,000	8,500	8,500	7,500	7,500
Charge-offs continuing portfolio:
Commercial non-mortgage	5,383	3,245	6,156	4,339	6,411
Equipment financing	178	10	4	87	682
Asset based lending	3	—	—	—	69
Commercial real estate	5,086	4,069	2,510	3,617	170
Residential development	—	—	—	143	156
Residential mortgages	2,744	3,800	2,112	2,936	2,597
Consumer	4,402	4,525	5,374	7,358	8,149
Charge-offs continuing portfolio	17,796	15,649	16,156	18,480	18,234
Charge-offs liquidating portfolio:
NCLC	—	—	—	—	—
Consumer	1,070	1,302	1,957	3,049	5,137
Charge-offs liquidating portfolio	1,070	1,302	1,957	3,049	5,137
Total charge-offs	18,866	16,951	18,113	21,529	23,371
Recoveries continuing portfolio:
Commercial non-mortgage	2,029	424	998	901	1,045
Equipment financing	630	683	904	828	2,899
Asset based lending	11	2	60	698	996
Commercial real estate	746	99	323	91	43
Residential development	4	6	229	150	721
Residential mortgages	445	141	435	205	99
Consumer	769	1,002	1,571	1,437	674
Recoveries continuing portfolio	4,634	2,357	4,520	4,310	6,477
Recoveries liquidating portfolio:
NCLC	115	11	5	45	74
Consumer	145	186	690	385	360
Recoveries liquidating portfolio	260	197	695	430	434
Total recoveries	4,894	2,554	5,215	4,740	6,911
Total net charge-offs	13,972	14,397	12,898	16,789	16,460
Ending balance	$152,573	$157,545	$163,442	$167,840	$177,129

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measure

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$41,115	$44,666	$43,734	$39,231	$47,911
Amortization of intangibles (tax-affected @ 35%)	775	807	807	807	807
Quarterly net income adjusted for amortization of intangibles	41,890	45,473	44,541	40,038	48,718
Annualized net income used in the return on average tangible common shareholders' equity ratio	$167,560	$181,982	$178,164	$160,152	$194,872

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$2,040,435	$2,000,018	$1,991,600	$1,959,288	$1,967,312
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(5,922)	(7,151)	(8,391)	(9,635)	(10,873)
Average tangible common shareholders’ equity	$1,504,626	$1,462,980	$1,453,322	$1,419,766	$1,426,552

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,209,188	$2,167,659	$2,127,475	$2,128,131	$2,093,530
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(5,351)	(6,544)	(7,786)	(9,028)	(10,270)
Tangible shareholders’ equity	$1,673,950	$1,631,228	$1,589,802	$1,589,216	$1,553,373

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,209,188	$2,167,659	$2,127,475	$2,128,131	$2,093,530
Preferred stock	(151,649)	(151,649)	(151,649)	(151,649)	(151,649)
Common shareholders' equity	2,057,539	2,016,010	1,975,826	1,976,482	1,941,881
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(5,351)	(6,544)	(7,786)	(9,028)	(10,270)
Tangible common shareholders’ equity	$1,522,301	$1,479,579	$1,438,153	$1,437,567	$1,401,724

Reconciliation of period-end assets to period-end tangible assets
Assets	$20,852,999	$20,609,554	$20,329,238	$20,110,538	$20,146,765
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(5,351)	(6,544)	(7,786)	(9,028)	(10,270)
Tangible assets	$20,317,761	$20,073,123	$19,791,565	$19,571,623	$19,606,608

Book value per common share
Common shareholders’ equity	$2,057,539	$2,016,010	$1,975,826	$1,976,482	$1,941,881
Ending common shares issued and outstanding (in thousands)	90,367	90,245	90,289	90,237	85,341
Book value per share of common stock	$22.77	$22.34	$21.88	$21.90	$22.75

Tangible book value per common share
Tangible common shareholders’ equity	$1,522,301	$1,479,579	$1,438,153	$1,437,567	$1,401,724
Ending common shares issued and outstanding (in thousands)	90,367	90,245	90,289	90,237	85,341
Tangible book value per common share	$16.85	$16.40	$15.93	$15.93	$16.42

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$126,639	$122,281	$123,604	$125,535	$122,925
Foreclosed property expense	(400)	(432)	(331)	(175)	(267)
Intangible assets amortization	(1,193)	(1,242)	(1,242)	(1,242)	(1,242)
Other expense	(1,365)	(950)	(687)	(1,352)	(452)
Noninterest expense used in the efficiency ratio	$123,681	$119,657	$121,344	$122,766	$120,964

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$153,884	$149,987	$147,061	$145,796	$146,272
Fully taxable-equivalent adjustment	3,150	3,211	3,337	3,523	3,480
Noninterest income	44,264	46,257	52,251	48,278	52,940
Net gain on investment securities	(4)	(269)	(333)	(106)	—
Other	7,277	—	—	—	—
Income used in the efficiency ratio	$208,571	$199,186	$202,316	$197,491	$202,692